Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST ANNOUNCES £1.5 BILLION ACQUISITION OF 30 UK HOSPITAL FACILITIES

Portfolio Comprised of Invaluable Hospitals Essential to Meet Growing Demand for UK Healthcare

Company Increases Annual Run-Rate Estimates of Per Share Net Income and Normalized FFO

BIRMINGHAM, Ala. — December 23, 2019 — Medical Properties Trust, Inc. (“MPT” or the “Company”) (NYSE: MPW), today announced that it has entered into definitive agreements to acquire the real estate of 30 acute care hospital facilities located throughout the United Kingdom for an aggregate purchase price of approximately £1.5 billion, or approximately $2.0 billion. The facilities are leased under long-term inflation protected net leases to affiliates of BMI Healthcare (“BMI”), the largest private operator of acute hospitals in the United Kingdom. In a related transaction, affiliates of Circle Health (“Circle”) are to acquire BMI and assume operations of its 52 facilities in the United Kingdom. Circle, an award winning operator of UK acute hospitals and successful MPT tenant, has committed to a multi-million pound program of investment in facility infrastructure, technology and people as part of the transaction.

The lease arrangement is expected to provide a GAAP-basis yield of 8.9%. The acquisition was underwritten by MPT to provide initial lease payment coverages of approximately 2.0 times recent EBITDAR, with the expectation of expanding coverage as Circle implements its strategic and operational initiatives. The hospitals will be leased under a master lease structure guaranteed by Circle with an initial fixed term of 30 years, two 5-year extension options, and annual rent escalators linked to UK consumer price inflation. MPT expects to fund the acquisition with cash on hand, including proceeds from recent U.S. dollar equity and sterling-denominated bond offerings and borrowings under an unsecured sterling-denominated term loan facility. The transaction is expected to close in the first quarter of 2020 subject to customary closing conditions.

“These hospitals represent a unique collection of facilities that are critical to the delivery of acute health services across the United Kingdom,” said Edward K. Aldag, Jr., MPT’s Chairman, President and CEO. “We are confident in the growing opportunities for private hospital operators in UK healthcare. We look forward to advancing our relationship with our UK operators in contributing to improved facility efficiency, quality of care and health outcomes for all hospital patients throughout the United Kingdom.”

Benefits of Transaction

•	Achieves Immediate Accretion. The strong cash and GAAP returns, along with MPT’s attractive cost of capital will result in immediate improvement of per share net income and funds from operations.

•

Increases UK Footprint. This transaction significantly increases the Company’s footprint throughout the United Kingdom, resulting in a total investment of approximately $2.5 billion in the UK. The UK market is highly attractive for future growth with its appealing demographics and unwavering governmental and social commitment to providing healthcare to its population.

•	Reduces Tenant Concentration. MPT’s total gross assets increases to approximately $16.2 billion and exposure to its largest tenant declines to 25%, down from almost 40% at the beginning of 2019.

Based on year-to-date transactions in 2019, along with an assumed capital structure that results in a net debt to EBITDA ratio of approximately 5.5 times, MPT expects an annual run-rate of $1.24 to $1.27 per diluted share for net income and $1.65 to $1.68 per diluted share for Normalized Funds from Operations (“NFFO”).

A reconciliation of NFFO guidance to net income and a reconciliation of pro forma total gross assets to total assets are included in the financial tables accompanying this press release.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets in amounts that are different from estimates, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from our equity investments vary from expectations, or existing leases do not perform in accordance with their terms.

MPT will be acquiring the real estate portfolio from an affiliate of BMI pursuant to the terms of a share purchase agreement, which also contemplates that an additional five non-core properties will be disposed of either prior to or following the closing.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospitals with 390 facilities and approximately 42,000 licensed beds in eight countries and across three continents. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions, and the timely closing (if at all) of the transactions described above; annual run-rate net income and NFFO per share; the amount of acquisitions of healthcare real estate, if any; results from potential sales and joint venture arrangements, if any; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in equity investments and the timing of such income; the payment of future dividends, if any;

completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Annual Run-Rate Guidance Reconciliation

(Unaudited)

	Annual Run-Rate Guidance - Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$1.24	$1.27
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$1.24	$1.27
Depreciation and amortization	0.41	0.41

Funds from operations	$1.65	$1.68
Other adjustments	—	—

Normalized funds from operations	$1.65	$1.68

(1)

The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.

Pro Forma Total Gross Assets

(Unaudited)

September 30, 2019
Total Assets	$12,452,153
Add:
Completed investments since September 30, 2019, the BMI acquisition and committed developments and building improvement projects(2)	2,962,028
Accumulated depreciation and amortization	571,589
Incremental gross assets of our joint ventures(3)	530,593
Cash proceeds from November 2019 equity offering	1,026,519
Net cash proceeds from November 2019 sterling bond offering and other sterling debt	1,629,543
Less:
Cash used for funding transactions included above	(2,977,028)

Pro Forma Total Gross Assets(4)	$16,195,397

(2)

Reflects commitments to invest in 30 facilities in the United Kingdom and to finance the development of a facility in Texas, as well as investments in 10 facilities in the United States, and certain other facilities.

(3)	Adjustment to reflect our share of our joint ventures’ gross assets.
(4)

Pro forma total gross assets is total assets before accumulated depreciation/amortization and assumes all real estate binding commitments on new investments and unfunded amounts on development deals and commenced capital improvement projects are fully funded. We believe pro forma total gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our binding commitments close and our other commitments are fully funded.